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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IXC Communications, Inc. 1996 Stock Plan and the IXC Communications, Inc. Amended and Restated 1994 Stock Plan of our report dated March 1, 1996, except for Note 18, as to which the date is June 12, 1996, with respect to the consolidated financial statements included in the Prospectus of IXC Communications, Inc. made a part of the Company's Amendment No. 2 to the Registration Statement (Form S-1 No. 333-4061) filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

Austin, Texas
September 3, 1996